Exhibit 4.46

ABN 83 010 548 357

TO WHOM IT MAY CONCERN

Ladies and Gentlemen:

Re:      CONCENT

The undersigned hereby consents to the references to (1) the undersigned’s name included or incorporated by reference in the Registration Statement on Form F-80 being filed by Uranium One Inc. under the United States Securities Act of 1933, as amended, in connection with the report entitled the “Summary of Feasibility Study, Honeymoon Uranium Project, South Australia” dated July 31, 2006 and (2) all other references to the undersigned included or incorporated by reference in such Registration Statement.

Date: June 25, 2007

/s/ Philip D. Bush
Philip D. Bush

PO Box 296 Kenmore Q 4069 Australia  Phone 61 7 3374 1647  Fax 61 7 3374 1583  e-mail pdbush@gil.com.au